Exhibit 10.1


                             AMERICAN BILTRITE INC.
                               K&M Associates l.p.

                                CREDIT AGREEMENT

                                 Amendment No. 3

      This Agreement, dated as of November 3, 2004 (this "Agreement"), is among American Biltrite Inc., a Delaware corporation ("American Biltrite"), K&M Associates L.P., a Rhode Island limited partnership ("K&M"; American Biltrite and K&M being collectively but jointly and severally, the "Borrower"), the Lenders under the Credit Agreement (as defined below) and Fleet National Bank (a Bank of America company), as Agent for itself and such Lenders. The parties agree as follows:

      1. Reference to Credit Agreement and Definitions. Reference is made to the Credit Agreement dated as of October 14, 2003, as amended by Amendment No. 1 dated as of January 24, 2004 and Amendment No. 2 dated April 13, 2004, among the parties (as in effect prior to giving effect to this Agreement, the "Credit Agreement").

      2. Credit Agreement; Definitions. This Agreement amends the Credit Agreement. Terms defined in the Credit Agreement as amended hereby (the "Amended Credit Agreement") and not otherwise defined herein are used with the meaning so defined.

      3. Amendment of Credit Agreement. Effective upon the date hereof, the Credit Agreement is amended as follows:

            3.1. Amendment of Recitals: The recitals to the Credit Agreement are amended in their entirety as follows:

                  "Recitals: Pursuant to this Agreement, the Lenders are extending to the Borrower a $20,000,000 secured revolving credit facility, including a $5,000,000 sub-allotment for Letters of Credit. All the credit facilities mature on January 1, 2006. The proceeds of these credit facilities may be used for general corporate purposes as provided herein."

            3.2. Amendment of Section 1. Section 1 of the Credit Agreement is amended as follows:

                  (a) The definition of "Consolidated Adjusted EBITDA" is
            amended in its entirety as follows:

                  ""Consolidated Adjusted EBITDA' means, for any period, the total of:

                  (a) Consolidated EBITDA; minus

                  (b) Capital Expenditures except (i) to the extent attributable to Capitalized Lease Obligations or (ii) financed with the proceeds of Financing Debt; minus

                  (c) any dividends paid or payable in cash by the Company or any of its Subsidiaries to third parties; minus

                  (d) the aggregate amount paid by the Company and its Subsidiaries to repurchase shares of capital stock and options to purchase shares of capital stock, in each case excluding any such payments made prior to June 30, 2003; minus

                  (e) any net income taxes paid or payable in cash by the Company or any of its Subsidiaries after subtracting any income tax refunds paid or payable in cash to the Company or any of its Subsidiaries."

                  (b) The definition of "Final Maturity Date" is amended to read in its entirety as follows:

                  "'Final Maturity Date' means January 1, 2006."

            3.3. Amendment of Section 6.4.3. Section 6.4.3 of the Credit Agreement is amended to read in its entirety as follows:

                  "6.4.3. Borrowing Base Reports. The Company shall furnish to the Lenders, as soon as available and, in any event (a) within 15 days after the end of each month, or (b) within 10 days following any written request by the Agent if more frequently than monthly, but in any event not more frequently than once per week, a certificate of a Financial Officer supplying computations of the Borrowing Base at the end of such month (or week, as the case may be), it being understood that any such certification may exclude foreign amounts and foreign calculations, in which event all such excluded amounts shall be deemed not included in the Borrowing Base for such date."

            3.4. Amendment of Section 6.5.2. Section 6.5.2 of the Credit Agreement is amended to read in its entirety as follows:

                  "6.5.2. Consolidated Adjusted EBITDA to Consolidated Interest Expense. For each period of four consecutive fiscal quarters of the Company, Consolidated Adjusted EBITDA shall equal or exceed the percentage set forth in the table below of Consolidated Interest Expense.

                           Quarter Ending                   Percentage
                           --------------                   ----------
                               9/30/03                          60%
                              12/31/03                          80%
                               3/31/04                          70%
                         6/30/04 and 9/30/04                   100%
                  12/31/04 and 3/31/05 and 6/30/05             125%
                       9/30/05 and thereafter                  150%"

            3.5. Amendment of Section 6.5.4. Section 6.5.4 of the Credit Agreement is amended to read in its entirety as follows:

                  "6.5.4. Current Ratio. Consolidated Current Assets shall not on any quarter end be less than 150% of Consolidated Current Liabilities."

      4. Conditions. The effectiveness of this Agreement shall be subject to the satisfaction of the following conditions:

            4.1. Payment of Agent's Fees and Expenses. The Company shall have paid to the Agent (a) for the account of the Lenders, an amendment fee in the amount of $50,000 and (b) the reasonably legal fees and expenses of the Agent with respect to this Agreement and the transactions contemplated hereby.

            4.2. Field Examination. The field exam currently being finalized shall have been successfully completed to the satisfaction of the Agent.

      5. Representations and Warranties. In order to induce the Agent to enter into this Agreement, each of the Borrowers jointly and severally represents and warrants that, immediately after giving effect to this Agreement, no Default exists.

      6. General. The Amended Credit Agreement and all of the Credit Documents are each confirmed as being in full force and effect. This Agreement, the Amended Credit Agreement and the other Credit Documents referred to herein or therein constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. Each of this Agreement and the Amended Credit Agreement is a Credit Document and may be executed in any number of counterparts (including by way of facsimile transmission), which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective successors and assigns, including as such successors and assigns all holders of any Credit Obligation. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of law rules) of The Commonwealth of Massachusetts.

      Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

                            AMERICAN BILTRITE INC.


                            By /s/  Howard N. Feist III
                               ----------------------------------
                               Name: Howard N. Feist III
                               Title: Vice President and Chief Financial Officer


                            K&M ASSOCIATES L.P.


                            By:  AIMPAR, INC., its General Partner


                            By /s/ Howard N. Feist III
                               ----------------------------------
                               Name: Howard N. Feist III
                               Title: Vice President


                            FLEET NATIONAL BANK, as
                            Agent and Lender under the Credit Agreement


                            By /s/ Thomas F. Brennan
                               ----------------------------------
                               Name: Thomas F. Brennan
                               Title: Senior Vice President


              Signature Page to Amendment No. 3 to Credit Agreement